Exhibit 21.1

Subsidiaries of Owens Corning (12/31/2020)	State or Other Jurisdiction Under the Laws of Which Organized
0979301 B.C. ULC	Canada
AS Paroc	Estonia
Crown Mfg. Inc.	Canada
Deutsche FOAMGLAS GmbH	Germany
Dutch OC Coöperatief Invest U.A.	The Netherlands
European Owens Corning Fiberglas SRL	Belgium
Finefiber (Shanghai) Building Material Co. Ltd.	China
Finefiber Insulation Co. Pte. Ltd.	Singapore
FOAMGLAS (Italia) Srl	Italy
FOAMGLAS (Nordic) AB	Sweden
IBCO SRL	Barbados
International Packaging Products Private Ltd.	India
InterWrap (Hong Kong) Ltd.	Hong Kong
InterWrap (Qingdao) Trading Co., Ltd.	China
InterWrap Corp.	Oregon
InterWrap Corp Private Ltd.	India
Inversiones Owens Corning Chile Holdings Limitada	Chile
IPM Inc.	Delaware
OC Canada Holdings General Partnership	Delaware
OC Celfortec Company	Canada
OC Latin American Holdings GmbH	Austria
OC NL Invest Coöperatief U.A.	The Netherlands
OC PRO C.V.	The Netherlands
OCCV1, Inc.	Delaware
OCCV2, LLC	Delaware
OCV Chambéry France	France
OCV Chambéry International	France
OCV Finance, LLC	Delaware
OCV Intellectual Capital, LLC	Delaware
OCV Italia Srl	Italy
OCV Mexico S. de R.L. de C.V.	Mexico
OCV Servicios Mexico, S.A. de C.V.	Mexico
OC Steklovolokno AO	Russia
OOO Paroc	Russia
Owens Corning (Australia) Pty Limited	Australia
Owens Corning (China) Investment Company Limited	China
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning (Guangde) Rock Wool Manufacturing Co., Ltd	China
Owens Corning (Hangzhou) Fiberglass Co., Ltd.	China
Owens Corning (Nanjing) Building Materials Co., Ltd.	China
Owens Corning (Shanghai) Fiberglas Co., Ltd.	China

Owens Corning (Singapore) Pte Ltd	Singapore
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning (Xi’an) Building Materials Co., Ltd.	China
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning Automotive, LLC	Delaware
Owens Corning BM (Korea), Ltd	Korea
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning By LLC	Belarus
Owens Corning Canada GP Inc.	Canada
Owens Corning Canada Holdings B.V.	The Netherlands
Owens Corning Canada Holdings ULC	Canada
Owens Corning Canada LP	Canada
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning Celfortec Canada GP Inc.	Canada
Owens Corning Celfortec LP	Canada
Owens Corning Composite Materials Canada GP Inc.	Canada
Owens Corning Composite Materials Canada LP	Canada
Owens Corning Composite Materials, LLC	Delaware
Owens Corning Composites (Beijing) Co., Ltd.	China
Owens Corning Composites (China) Co., Ltd.	China
Owens Corning Construction Services, LLC	Delaware
Owens Corning Corporate Services, LLC	Delaware
Owens Corning CV GP, LLC	Delaware
Owens Corning Elaminator Insulation Systems, LLC	Delaware
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning Fabrics (Changzhou) Co., Ltd.	China
Owens Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens Corning Fiberglas Espana, SL	Spain
Owens Corning Fiberglas France	France
Owens Corning Financial Services ULC	Canada
Owens Corning Finland Oy	Finland
Owens Corning Foam Insulation, LLC	Delaware
Owens Corning GlassMetal Services (Suzhou) Co., Ltd.	China
Owens Corning Global Holdings Limited Partnership	Canada
Owens Corning Global Holdings II Limited Partnership	Canada
Owens Corning Holdings 1 C.V.	The Netherlands
Owens Corning Holdings 3 C.V.	The Netherlands
Owens Corning Holdings 4 C.V.	The Netherlands
Owens Corning Holdings 5 C.V.	The Netherlands
Owens Corning Holdings Holland B.V.	The Netherlands
Owens Corning HOMExperts, Inc.	Delaware

Owens Corning Hong Kong Limited	Hong Kong
Owens Corning HT, Inc.	Delaware
Owens-Corning (India) Private Limited	India
Owens Corning Industries (India) Private Limited	India
Owens Corning Infrastructure Solutions, LLC	Delaware
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Insulating Systems Canada GP Inc.	Canada
Owens Corning Insulating Systems Canada LP	Canada
Owens Corning Intellectual Capital, LLC	Delaware
Owens Corning International Holdings C.V.	The Netherlands
Owens Corning InterWrap Canada GP Inc.	Canada
Owens Corning InterWrap Canada LP	Canada
Owens Corning Japan, LLC	Japan
Owens Corning Kohold B.V.	The Netherlands
Owens Corning Korea	Korea
Owens Corning Mexico, S. de R.L. de C.V.	Mexico
Owens Corning Mineral Wool, LLC	Delaware
Owens Corning Non-Woven Technology, LLC	Delaware
Owens Corning Non-Woven - Blythewood, LLC	Delaware
Owens Corning Receivables LLC	Delaware
Owens Corning Reinforcements (Hangzhou) Co., Ltd.	China
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Roofing, S. de R.L. de C.V.	Mexico
Owens Corning Sales, LLC	Delaware
Owens Corning Science and Technology, LLC	Delaware
Owens Corning Supplementary Pension Plan Limited	United Kingdom
Owens Corning Technical Fabrics, LLC	Delaware
Owens Corning Treasury Services, LLC	Delaware
Owens Corning U.S. Holdings, LLC	Delaware
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Paroc AB	Sweden
Paroc GmbH	Germany
Paroc Group Oy	Finland
Paroc Limited	United Kingdom
Paroc Oy Ab	Finland
Paroc Polska Sp. Z o.o.	Poland
Pittsburgh Corning (United Kingdom) Limited	United Kingdom
Pittsburgh Corning (Yantai) Insulation Materials Co., Ltd.	China
Pittsburgh Corning Asia Limited	Hong Kong
Pittsburgh Corning, LLC	Delaware
Pittsburgh Corning CR, s.r.o.	Czech Republic
Pittsburgh Corning Europe NV	Belgium

Pittsburgh Corning France	France
Pittsburgh Corning Gesellschaft m.b.H.	Austria
Pittsburgh Corning Nederland B.V.	The Netherlands
Pittsburgh Corning (Suisse) SA	Switzerland
Qingdao Novia Polymer Co., Ltd.	China
SIA Paroc	Latvia
Soltech, Inc.	Kentucky
Thermafiber, Inc.	Delaware
Transandina de Comercio S.A.	Chile
UAB Paroc	Lithuania